EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Energous Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Cesar Johnston, Chief Executive Officer and William Mannina, Acting Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

A signed original of this written statement required by Section 906 has been provided to Energous Corporation and will be retained by Energous Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Cesar Johnston		/s/ William Mannina
Name:	Cesar Johnston	Name:	William Mannina
Title:	Chief Executive Officer	Title:	Acting Chief Financial Officer
Date:	November 10, 2022	Date:	November 10, 2022